Sub-Item 77Q1(e)

                                 AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Treasurer's Series Trust, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, AIM Treasurer's Series Trust is now named AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust);

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM Treasurer's Series Trust in the Agreement are hereby deleted and replaced with AIM Treasurer's Series Trust (Invesco Treasurer's Series Trust).

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM TREASURER'S SERIES TRUST
                                        (INVESCO TREASURER'S SERIES TRUST)


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Stephen R. Rimes                    John M. Zerr
        Assistant Secretary                 Senior Vice President

(SEAL)

                                        INVESCO ADVISERS, INC


/s/ Stephen R. Rimes                    By: /s/ John M. Zerr
-------------------------------------       ------------------------------------
Stephen R. Rimes                            John M. Zerr
Assistant Secretary                         Senior Vice President

(SEAL)